Exhibit 5.2

July 3, 2014

SunOpta Inc.
2838 Bovaird Drive
Brampton, Ontario
L7A 0H2

Ladies and Gentlemen:

We are acting as U.S. counsel to SunOpta Inc., a Canadian corporation (the “Company”), in connection with the proposed issuance and sale by the Company from time to time of up to an aggregate amount of $200,000,000 of the Company’s common shares, special shares, warrants to purchase common shares, senior debt securities, subordinated debt securities and units of these securities (collectively, the “Shelf Securities”), pursuant to the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”). The Shelf Securities may be sold from time to time pursuant to Rule 415 under the 1933 Act.

The senior debt securities and subordinated debt securities will be issued pursuant to separate indentures between the Company and a commercial bank or trust company, or other qualified trustee, as supplemented by a supplemental indenture or other instrument as appropriate to issue such senior debt securities and subordinated debt securities (each, a “Supplement,” and together with the applicable indenture, a “Shelf Indenture”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the 1933 Act.

We have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. Based on our review and on the assumptions set forth below, we are of the opinion that:

1. When (i) the warrants have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the warrants and the applicable warrant agreement have been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price for the warrants, the warrants will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

SunOpta Inc.
July 3, 2014

2. When (i) the senior debt securities have been duly authorized for issuance, (ii) the terms of the senior debt securities and the terms of the issuance and sale of the senior debt securities have been duly established, and (iii) the applicable Shelf Indenture and any applicable Supplement have been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof in accordance with the applicable Shelf Indenture as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price for the senior debt securities, the senior debt securities will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

3. When (i) the subordinated debt securities have been duly authorized for issuance, (ii) the terms of the subordinated debt securities and the terms of the issuance and sale of the subordinated debt securities have been duly established, and (iii) the applicable Shelf Indenture and any applicable Supplement have been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof in accordance with the applicable Shelf Indenture as set forth in the Registration Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price for the subordinated debt securities, the subordinated debt securities will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

4. When (i) the units have been duly authorized for issuance, (ii) the terms thereof and of their issue and sale have been duly established, and (iii) the units and the applicable unit agreement have been duly authorized, executed and delivered by the parties thereto, upon the due execution, authentication, issuance and delivery thereof as set forth in the Registration

SunOpta Inc.
July 3, 2014

Statement, the prospectus and any applicable prospectus supplement, and upon receipt by the Company of the purchase price for the units, the units will be validly issued and will be binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors rights, to general equitable principles (whether considered in a proceeding in equity or at law) and to an implied covenant of reasonableness, good faith and fair dealing.

In rendering the foregoing opinions, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of all originals of such latter documents. We also have assumed that (i) the Registration Statement and any amendments thereto shall have become effective, (ii) a prospectus and prospectus supplement describing each class or series of Shelf Securities offered pursuant to the Registration Statement shall have been filed with the SEC, (iii) the trustee under the applicable Shelf Indenture shall have been determined to be eligible and qualified under section 310(a) of the Trust Indenture Act of 1939, as amended, (iv) the number of common shares and special shares to be issued, together with all other common shares and special shares that are outstanding or reserved for issuance, shall not exceed the number of such shares authorized under the Company’s Articles of Amalgamation, (v) resolutions authorizing the Company to register, offer, sell and issue the Shelf Securities shall have been duly adopted and shall remain in full force and effect, (vi) the Shelf Securities shall have been issued in compliance with applicable federal and state securities laws, and (vii) the interest rate, if applicable, on the Shelf Securities shall not exceed the maximum lawful rate permitted from time to time under applicable law.

We are members of the bar of the State of Utah and do not express any opinion in this letter covering any law other than the law of the State of Utah, the Delaware General Corporation Law, the law of the State of New York and the federal laws of the United States, in each case as in effect on the date hereof.

For purposes of this letter, “law of the State of New York” means and is limited to present published statutes of the State of New York, the administrative rules and regulations of agencies of the State of New York as contained in the present published Official Compilation of Codes, Rules and Regulations of the State of New York, and the present published decisions of the courts of the State of New York that in each instance are normally applicable to transactions of the type contemplated by the Registration Statement.

SunOpta Inc.
July 3, 2014

We hereby authorize and consent to the use of this opinion as Exhibit 5.2 of the Registration Statement and authorize and consent to the references to our firm in the Registration Statement and in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required pursuant to Section 7 of the 1933 Act or the rules and regulations of the SEC.

Very truly yours,

/s/ Stoel Rives LLP